Exhibit 99.1

Rainbow National Services LLC

CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2005 and 2004

Rainbow National Services LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current Assets:

Cash and cash equivalents	$81,080	$75,397
Accounts receivable, trade (less allowance for doubtful accounts of $4,483 and $4,720)	101,992	103,210
Accounts receivable-affiliates, net	1,297	1,602
Feature film inventory, net	90,916	92,272
Prepaid expenses and other current assets	6,715	8,582
Deferred tax asset	2,019	1,563
Total current assets	284,019	282,626

Other assets	15,155	18,145
Property and equipment, net of accumulated depreciation of $36,200 and $45,582	11,904	13,121
Due from affiliate, net	—	155,567
Feature film inventory, net	331,891	344,809
Deferred carriage fees, net	89,268	93,014
Deferred financing and other costs, net of accumulated amortization of $2,015 and $2,209	25,481	26,287
Affiliation agreements, net of accumulated amortization of $240,796 and $229,527	356,360	367,629
Other intangibles assets, net of accumulated amortization of $26,413 and $23,752	73,038	75,699
Excess costs over fair value of net assets acquired	22,367	22,367
	$1,209,483	$1,399,264
LIABILITIES AND MEMBER’S DEFICIENCY

Current Liabilities:

Accounts payable	$12,753	$18,430
Accrued liabilities:
Interest	9,545	31,543
Employee related costs	3,664	7,054
Deferred carriage fees payable	16,297	16,482
Other accrued expenses	13,931	12,640
Accounts payable to affiliates, net	5,907	11,661
Feature film obligations	73,369	79,088
Deferred revenue	1,064	1,644
Current portion of capital lease obligations	1,594	1,500
Current portion of bank debt	6,000	4,500
Total current liabilities	144,124	184,542

Feature film rights payable	309,906	321,819
Capital lease obligations	1,209	1,536
Senior notes	298,005	297,938
Senior subordinated notes	496,329	496,231
Bank debt	594,000	595,500
Preferred membership interests	—	350,000
Other liabilities	8,004	7,319
Deferred tax liability, net	113,452	115,203
Total liabilities	1,965,029	2,370,088
Commitments and contingencies

Member’s deficiency	(755,546)	(970,824)

	$1,209,483	$1,399,264

See accompanying notes to

 consolidated financial statements.

Rainbow National Services LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2005 and 2004

(Dollars in thousands)

(unaudited)

	2005	2004

Revenues, net	$135,053	$126,281

Operating expenses:
Technical and operating (excluding depreciation and amortization)	35,056	33,232
Selling, general and administrative	37,019	34,259
Depreciation and amortization	15,357	19,569
	87,432	87,060

Operating income	47,621	39,221

Other income (expense):
Interest expense	(29,121)	(90)
Interest income	493	16
Miscellaneous, net	(19)	(9)
	(28,647)	(83)
Income before income taxes	18,974	39,138
Income tax expense	(7,182)	(14,801)
Net income	$11,792	$24,337

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC

CONSOLIDATED STATEMENTS OF MEMBER’S DEFICIENCY

Three Months Ended March 31, 2005

(Dollars in thousands)

(unaudited)

Balance, December 31, 2004	$(970,824)

Recontribution and conversion of redeemable preferred membership interests	350,000
Deemed capital distribution due to conversion of intercompany receivable balance	(155,567)
Deemed capital contributions	9,053
Net income	11,792

Balance, March 31, 2005	$(755,546)

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2005 and 2004

(Dollars in thousands)

(unaudited)

	2005	2004
Cash flows from operating activities:
Net income	$11,792	$24,337
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	15,357	19,569
Cablevision stock compensation plan expense allocations	65	626
Amortization of feature film inventory	22,305	20,228
Write-off of feature film inventory	—	297
Amortization of deferred carriage fees	3,657	4,503
Amortization of deferred financing, discounts on indebtedness, and deferred other costs	971	21
Deferred income tax benefit	(2,207)	(1,686)
Changes in assets and liabilities:
Accounts receivable, trade, net	1,218	743
Accounts receivable-affiliates, net	305	9,900
Prepaid expenses and other assets	4,858	(100)
Feature film inventory	(8,031)	(99,549)
Deferred carriage fees	89	(10,399)
Accounts payable and accrued expenses	(30,512)	6,919
Accounts payable-affiliates, net	3,211	8,041
Feature film obligations	(17,631)	73,315
Other long-term liabilities	685	436
Net cash provided by operating activities	6,132	57,201

Cash flows from investing activities:
Payment for advances to affiliates	—	(32,347)
Capital expenditures	(36)	(45)
Net cash used in investing activities	(36)	(32,392)

Cash flows from financing activities:
Payments on capital lease obligations	(413)	(597)
Net cash used in financing activities	(413)	(597)

Net increase in cash and cash equivalents	5,683	24,212

Cash and cash equivalents at beginning of period	75,397	100

Cash and cash equivalents at end of period	$81,080	$24,312

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2005 and 2004

(Dollars in thousands)

(unaudited)

NOTE 1.          BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  The Company is a holding company with no independent operations.  Its subsidiaries include entities that principally own certain nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE: Women’s Entertainment (“WE”) and The Independent Film Channel (“IFC”).  The Company’s consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

The common equity membership interests of American Movie Classics Company LLC (“AMC LLC”) and its wholly owned subsidiaries and The Independent Film Channel LLC and its wholly owned subsidiaries were contributed to the Company.  For accounting purposes, this transaction was treated as a reorganization of entities under common control in a manner similar to a pooling of interests whereby the assets and liabilities were transferred at historical cost.

Cablevision had previously announced its intention to distribute (hereinafter referred to as the “Distribution”) the businesses and assets included in the Company as well as other businesses and assets of Cablevision to Rainbow Media Enterprises, Inc. (“RME”).  RME is a wholly-owned subsidiary of Rainbow Media Holdings LLC, which is a wholly-owned subsidiary of CSC Holdings, Inc., itself a wholly-owned subsidiary of Cablevision. In connection with the anticipated Distribution, Cablevision had contributed certain businesses and assets to RME through a series of intercorporate transactions.  RME announced it would own these businesses and assets and become a public company on the date of the Distribution.  As part of the series of intercorporate transactions, RME had contributed the common equity membership interests owned by the entities included in these consolidated financial statements to the Company.

In December 2004, Cablevision announced that the Board of Directors had decided to suspend pursuing the Distribution.

NOTE 2.          BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information.  Accordingly, these statements do not include all the information and notes required for complete financial statements.

The financial statements as of and for the three months ended March 31, 2005 and 2004 presented herein are unaudited; however, in the opinion of management, such statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2005.

The interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2004.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.          RECLASSIFICATIONS

The Company reclassified $32,347 relating to intercompany advances from cash flows provided by operating activities to cash flows used in investing activities in the 2004 statement of cash flows.  This reclassification is consistent with the same reclassification made in the audited consolidated statement of cash flows for the year ended December 31, 2004.

NOTE 4.          CASH FLOWS

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

Other supplemental data for the three months ended March 31, 2005 and 2004 was as follows:

	Three Months Ended March 31,
	2005	2004
Non-Cash Investing and Financing Activities:
Other distributions from affiliates, net	$(155,567)	$(1,396)
Deemed contributions from affiliate related to current income taxes	8,988	15,839
Recontribution and conversion of redeemable preferred membership interests	350,000	—
Stock compensation plan expense allocation from affiliates	65	626

Supplemental Data:
Cash interest paid	50,148	90
Income taxes paid	149	53

During the three months ended March 31, 2005, $155,567 of amounts due from Rainbow Media Holdings LLC was converted to equity and recorded as a deemed capital distribution.

During the three months ended March 31, 2004, the Company recorded a non-cash equity distribution of approximately $1,400 to Rainbow Media Holdings LLC to reflect the resolution of certain film rights agreements associated with Rainbow Media Holdings LLC’s sale of an affiliate in 2002.

NOTE 5.          RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2004, the FASB issued a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, Statement No. 123R.  Statement No. 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance and it establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  Statement No. 123R also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date.  The effective date of Statement No. 123R is the first reporting period beginning after June 15, 2005, which is third quarter 2005 for calendar year companies, although early adoption is allowed.  However, in April 2005, the Securities and Exchange Commission (“SEC”) announced that the effective date of Statement No. 123R will be suspended until January 1, 2006, for calendar year companies.  Cablevision has not yet determined the method of adoption or the effect that the adoption will have on its financial position or results of operations.

In March 2005, the SEC staff issued guidance on Statement No. 123R.  Staff Accounting Bulletin No. 107 (“SAB No. 107”) was issued to assist preparers by simplifying some of the implementation challenges of Statement No. 123R while enhancing the information that investors receive.  SAB No. 107 creates a framework that is premised on the fact that (a) considerable judgment will be required by preparers to successfully implement Statement No. 123R, specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee stock options. Key topics covered by SAB No. 107 include (a) valuation models (SAB No. 107 reinforces the flexibility allowed by Statement No. 123R to choose an option-pricing model that meets the standard’s fair value measurement objective), (b) expected volatility (the SAB provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility) and (c) expected term (the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances).  The Company will apply the principles of SAB No. 107 in conjunction with its adoption of Statement No. 123R.

In December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.  Statement 153 addresses the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Statement 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  The provisions of Statement 153 will be adopted for all nonmonetary exchanges initiated after July 1, 2005 and therefore had no impact to the consolidated financial statements for the three months ended March 31, 2005.

NOTE 6.          INCOME TAXES

The income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the three months ended March 31, 2005 and 2004 of $7,182 and $14,801, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state taxes and non deductible expenses.

Since there was no tax sharing agreement in place between the Company and Cablevision, current tax liabilities that the Company did not pay directly have been reflected as deemed contributions to the Company’s equity.  Such contributions amounted to $8,988 and $15,839 for the three months ended March 31, 2005 and 2004, respectively.

NOTE 7.          INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at March 31, 2005 and December 31, 2004:

	March 31, 2005	December 31, 2004
Gross carrying amount of amortizable intangible assets
Affiliation agreements	$597,156	$597,156
Advertiser relationships	90,738	90,738
Other intangibles	8,713	8,713
	696,607	696,607

Accumulated amortization
Affiliation agreements	240,796	229,527
Advertiser relationships	19,284	16,821
Other intangibles	7,129	6,931
	267,209	253,279

Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired	22,367	22,367

Total intangibles	$451,765	$465,695

Aggregate amortization expense
Three months ended March 31, 2005 and year ended December 31, 2004	$13,930	$64,216

Estimated amortization expense
Year ending December 31, 2005		$55,716
Year ending December 31, 2006		55,716
Year ending December 31, 2007		54,396
Year ending December 31, 2008		53,796
Year ending December 31, 2009		52,487

There were no changes in the carrying amount of excess costs over the fair value of net assets acquired for the three months ended March 31, 2005.

NOTE 8.          SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which comprises AMC and WE) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization and stock plan income or expense).  Information as to the operations of the Company’s business segments is set forth below.

	Three Months Ended March 31,
	2005	2004
Revenues, net

AMC Networks	$115,248	$107,006
IFC	19,805	19,275
Total	$135,053	$126,281

Adjusted operating cash flow

AMC Networks	$57,162	$52,991
IFC	5,885	6,425
RNS Parent	(4)	—
Total	$63,043	$59,416

	March 31,	December 31,
	2005	2004
Total Assets
AMC Networks	$1,077,249	$1,205,738
IFC	166,325	174,545
RNS Parent	124,106	110,847
Deferred tax asset	2,019	1,563
Intersegment eliminations	(160,216)	(93,429)
	$1,209,483	$1,399,264

Beginning in the first quarter of 2005, the Company has changed the presentation of intercompany balances in its segment total assets disclosures.  The balance between the segment and any Cablevision subsidiary outside of the Company is evaluated individually to determine if there is a net receivable or net payable.  Net receivables are included in the segments’ total assets and net payables are excluded from the segments’ total assets.  This change had no effect on consolidated total assets at December 31, 2004 since such amounts previously were included in Intersegment eliminations.

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended March 31,
	2005	2004
Revenues, net from operations

Total revenue for reportable segments	$135,053	$126,281
Total consolidated revenue	$135,053	$126,281

Adjusted operating cash flow to income before income taxes

Total adjusted operating cash flow for reportable segments	$63,047	$59,416
All other adjusted operating cash flow	(4)	—
Items excluded from adjusted operating cash flow:
Depreciation and amortization	(15,357)	(19,569)
Stock compensation plan expense	(65)	(626)
Interest expense	(29,121)	(90)
Interest income	493	16
Miscellaneous, net	(19)	(9)
Income before income taxes	$18,974	$39,138

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations and Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Cash is invested in bank time deposits offered by financial institutions that have received the highest rating awarded by S&P and Moody’s.  The Company had three customers that accounted for approximately 41% and 38% of the Company’s consolidated net trade receivable balances at March 31, 2005 and December 31, 2004, respectively, which exposes the Company to a concentration of credit risk.  The Company had three customers that accounted for approximately 41% of the Company’s consolidated net revenue for the three months ended March 31, 2005 and 2004, respectively.

NOTE 9.          DEBT

In August 2004, American Movie Classics Company LLC issued 3.5 million shares of redeemable preferred membership interests with an aggregate liquidation preference of $350,000 to Rainbow Media Holdings LLC, which was recorded as a deemed capital distribution.  In March 2005, the redeemable preferred membership interests were recontributed to a wholly-owned subsidiary of the Company and converted back to common membership interests in AMC LLC.  The impact of the elimination was to reduce debt by $350,000 and decrease member’s deficiency by the same amount in 2005.

NOTE 10.       LEGAL MATTERS

The Company is party to various lawsuits, some involving substantial amounts.  Although the outcome of these matters cannot be predicted with certainty, management does not believe that the resolution of these lawsuits will have a material adverse effect on the financial position, results of operations or liquidity of the Company.

Time Warner Litigation

On November 14, 2003, American Movie Classics Company filed an action against Time Warner Entertainment, L.P. in New York State Supreme Court for declaratory relief and damages caused by Time Warner’s anticipatory repudiation of its cable television affiliation agreement with American Movie Classics Company.  American Movie Classics Company filed that action as a result of Time Warner’s notice purporting to terminate the contract based upon their allegation that American Movie Classics Company had changed its programming.  The Company believes the notice was improper.  American Movie Classics Company is seeking a declaratory judgment that it is entitled to full performance of the agreement, and, at its option, is entitled to rescind the agreement and recover damages.  Time Warner filed an answer and counterclaims in December 2003 that, among other things, seeks a declaratory judgment as to its right to terminate the affiliation agreement, an injunction requiring American Movie Classics Company to deliver a classic films channel and damages for an alleged breach of contract.  Both parties have filed motions for summary judgment, which were argued on April 15, 2005 and are pending.  The Company believes that Time Warner’s counterclaims are without merit and is contesting them vigorously.   If the Company does not prevail in the litigation, the Company's business will be materially and adversely affected.

Broadcast Music, Inc. and the American Society of Composers Matter

Broadcast Music, Inc. (“BMI”) and the American Society of Composers, Authors and Publishers (“ASCAP”), organizations which license the performance of musical compositions of respective members, allege that certain of the Company’s subsidiaries require a license to exhibit musical compositions in their respective catalogs. BMI and ASCAP have each agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters have been submitted to a Federal Rate Court, and are subject to retroactive adjustment either at such time as a final decision is made by the Court or a final agreement is reached by the parties.

Accounting Related Investigations

The Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York continue to conduct investigations into matters related to the improper expense recognition previously reported by Cablevision. In July 2004, in connection with Cablevision’s response to the comments of the staff of the Division of Corporation Finance of the Securities and Exchange Commission on Cablevision’s filings under the Securities Exchange Act of 1934,

Cablevision provided information with respect to certain of its previous restatement adjustments relating to the timing of recognition of launch support, marketing and other payments under affiliation agreements. The staff of the Division of Enforcement of the Securities and Exchange Commission has contacted Cablevision to ask for additional information on these launch support, marketing and other payments.

NOTE 11.       DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s debt instruments are summarized as follows:

	March 31, 2005
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$600,000	$600,000
Senior notes	298,005	318,865
Senior subordinated notes	496,329	553,407
	$1,394,334	$1,472,272

	December 31, 2004
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$600,000	$600,000
Senior notes	297,938	318,794
Senior subordinated notes	496,231	553,298
Preferred membership interests	350,000	350,000
	$1,744,169	$1,822,092

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.